Exhibit 10.57

CERTAIN INFORMATION (INDICATED BY ASTERISKS) IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

AMENDMENT NUMBER 4 TO

SOLAR WAFER SUPPLY AGREEMENT

This Amendment Number 4 to Solar Wafer Supply Agreement (this “Fourth Amendment”) is entered into as of September 22, 2009 by and between MEMC SINGAPORE PTE. LTD., a Singapore corporation (“MEMC Singapore”) and wholly-owned subsidiary of MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation with its principal place of business at 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376, United States of America (“MEMC”), or such other designated majority-owned subsidiary of MEMC, and GINTECH ENERGY CORPORATION, a Taiwan corporation with its principal place of business at 8F, no. 396, Sec. 1 Neihu Rd. Neihu Technology Park, Taipei 114, Taiwan (“Gintech”), or its designated majority-owned subsidiary. MEMC Singapore and Gintech together shall be referred to as the “Parties” and individually as a “Party”.

RECITALS:

WHEREAS, on October 25, 2006, MEMC and Gintech entered into that certain Solar Wafer Supply Agreement (the “Agreement”), pursuant to which MEMC agreed to supply and Gintech agreed to purchase certain quantities of solar wafers, pursuant to the terms of the Agreement; and

WHEREAS, on October 25, 2006, pursuant to Section 7.6 of the Agreement, MEMC assigned the Agreement to its wholly-owned subsidiary, MEMC Singapore; and

WHEREAS, on October 25, 2007, MEMC and Gintech entered into that certain Amendment Number 1 to Solar Wafer Supply Agreement (the “First Amendment”), pursuant to which MEMC agreed to supply and Gintech agreed to purchase certain additional quantities of solar wafers, pursuant to the terms of the First Amendment; and

WHEREAS, on November 30, 2008, MEMC Singapore and Gintech entered into that certain Amendment Number 2 to Solar Wafer Supply Agreement (the “Second Amendment”), pursuant to which MEMC agreed to certain non-price and volume changes to the Agreement; and

WHEREAS, on February 16, 2009, MEMC Singapore and Gintech entered into that certain Amendment Number 3 to Solar Wafer Supply Agreement (the “Third Amendment”), pursuant to which Gintech and MEMC Singapore agreed to certain changes to the Agreement related to 2009 price and volume; and

WHEREAS, the Parties hereto wish to amend the Agreement, as amended by the First Amendment, Second Amendment, and Third Amendment, and as provided herein by this Fourth Amendment:

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, MEMC Singapore and Gintech agree as follows:

ARTICLE I

AMENDMENT TO SELECTED SECTIONS OF THE AGREEMENT

1.1 Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

1.2 Revision of Attachment B to the Agreement, Attachment B-1 to the First Amendment and Attachment B-3 to the Third Amendment. Notwithstanding the price and volume schedules set forth in the Agreement, the First Amendment or the Third Amendment, the Parties have agreed to amend and revise the price and minimum volumes for the remainder of Contract Year three (specifically, Q3 and Q4 of calendar year 2009) only by amending the Multi Wafer Price per Watt for Contract Year three (specifically, only Q3 and Q4 of calendar year 2009) and Yearly Minimum Quantity rows for Contract Year three on Attachment B to the Agreement (as Attachment B to the Agreement was revised as set forth on Attachment B-1 to the First Amendment and as revised further and set forth on Attachment B-3 to the Third Amendment) and to Attachment B-1 to the First Amendment and Attachment B-3 to the Third Amendment, all as is set forth on Section 1.2 of Attachment B-4 to this Fourth Amendment.

1.3 Rolling Forecasts and Binding Purchase Orders; Minimum Revenue Requirement.

(a) Rolling Forecasts and Binding Purchase Orders. Pursuant to Section 2.2(e) of the Agreement, Gintech is required to provide twelve month rolling forecasts to MEMC, and pursuant to Section 2.3 of the Agreement, Gintech is required to maintain at all times binding purchase orders with MEMC for at least the next ninety (90) days. As of January 13, 2009, Gintech had not met either of these obligations, which failure continues as of the date hereof. Gintech affirms that it will use best efforts to comply with the binding purchase orders requirement of Section 2.3 of the Agreement and the twelve month rolling forecast requirement of Section 2.2(e) of the Agreement. MEMC Singapore acknowledges that any rolling forecasts provided by Gintech beyond day 90 are not intended to be binding on Gintech.

(b) Minimum Revenue Requirement for Contract Year 3. The net end result of the revisions reflected in the Third Amendment was to maintain the same aggregate revenue commitment from Gintech to MEMC Singapore for Contract Year 3 (the “Contract Year 3 Revenue Amount”) as Gintech had previously committed to MEMC Singapore in the Agreement and in the First Amendment. Gintech did not take any of the Third Amendment required volumes in Q2 2009, and has indicated an inability to take the Third Amendment required volumes in Q3 2009 and Q4 2009, and as a result, the

Parties have agreed with this Fourth Amendment to further revise the Contract Year 3 (calendar 2009) minimum quantities and prices as is set forth on Attachment B-4 to this Fourth Amendment. The Contract Year 3 aggregate revenue to MEMC Singapore if Gintech complies with the provisions of this Fourth Amendment will be less than the Contract Year 3 Revenue Amount. The amount by which the aggregate revenue to MEMC Singapore from actual purchases made by Gintech in Contract Year 3 is less than the Contract Year 3 Revenue Amount is the “Contract Year 3 Purchase Shortfall.”

(c) Contract Year 3 Purchase Shortfall – Possible Deferral. Gintech agrees and acknowledges that the Contract Year 3 Purchase Shortfall would be due and payable to MEMC Singapore in accordance with the provisions of Section 2.2(d) and Section 3.1 of the Agreement. The Parties now hereby agree in this Fourth Amendment that the payment to MEMC Singapore of the Contract Year 3 Purchase Shortfall in accordance with the timetable set forth in Section 2.2(d) and Section 3.1 of the Agreement may nonetheless be deferred by Gintech if all of the following conditions are met:

(i) Notwithstanding any other provision of this Fourth Amendment, Gintech agrees that the quantities of Watts actually purchased and paid for by Gintech from MEMC Singapore in the third quarter of Contract Year 3 and the fourth quarter of Contract Year 3 shall in any event be at least *** (***) in the third quarter of Contract Year 3 and at least *** (***) in the fourth quarter of Contract Year 3; and

(ii) If, as of January 15, 2010, Gintech is current in all payments due to MEMC Singapore, in accordance with the terms of Section 2.7 of the Agreement; and

(iii) If, by no later than the required dates set forth in the Agreement, Gintech has provided the required Loan/Security Deposit Amount and Letter of Credit Amount (and Letter of Credit) for Contract Year 4 to MEMC Singapore (as the same may be agreed by the Parties in the future, including pursuant to the provisions of Section 1.6 below).

If all of the foregoing conditions are met, then Gintech may defer the payment to MEMC Singapore of the Contract Year 3 Purchase Shortfall, and perhaps eliminate some or all of it, by purchasing (A) additional Watts in Contract Year 4 (above the Yearly Minimum Quantities for Contract Year 4 currently set forth in the Agreement and all prior Amendments) with additional incremental aggregate revenue to MEMC Singapore equal to *** (***) of the amount of the Contract Year 3 Purchase Shortfall; and (B) additional Watts in Contract Year 5 (above the Yearly Minimum Quantities for Contract Year 5 currently set forth in the Agreement and all prior Amendments) with additional incremental aggregate revenue to MEMC Singapore equal to *** (***) of the amount of the Contract Year 3 Purchase Shortfall; and (C) additional Watts in Contract Year 6 (above the Yearly Minimum Quantities for Contract Year 6 currently set forth in the Agreement and all prior Amendments) with additional incremental aggregate revenue to MEMC Singapore equal to *** (***) of the amount of the Contract Year 3 Purchase Shortfall; and (D) additional Watts in Contract Year 7 (above the Yearly Minimum

Quantities for Contract Year 7 currently set forth in the Agreement and all prior Amendments) with additional incremental aggregate revenue to MEMC Singapore equal to *** (***) of the amount of the Contract Year 3 Purchase Shortfall; and (E) additional Watts in Contract Year 8 (above the Yearly Minimum Quantities for Contract Year 8 currently set forth in the Agreement and all prior Amendments) with additional incremental aggregate revenue to MEMC Singapore equal to *** (***) of the amount of the Contract Year 3 Purchase Shortfall.

(d) Future Contract Years — Purchase Shortfalls and Possible Deferrals. In the Agreement, the First Amendment and the Third Amendment, Gintech had previously committed to purchase certain Yearly Minimum Quantities from MEMC Singapore, on a set price curve, which would have resulted in minimum aggregate revenues in each Contract Year to MEMC Singapore (the minimum aggregate revenue for each Contract Year, the “Contract Year X Revenue Amount”). For Contract Year 3 and future Contract Years, Gintech has requested relief from (x) the take or pay provisions of Section 2.2 of the Agreement and (y) the requirement of payment of any Purchase Shortfalls under Section 2.2(d) of the Agreement immediately after the conclusion of any Contract Year (pursuant to the provisions of Section 2.2(d)). MEMC Singapore is unwilling to provide such unconditional relief from these take or pay and Purchase Shortfall provisions for future Contract Years, but MEMC Singapore is willing to provide Gintech with an opportunity to defer the immediate payment of Purchase Shortfalls for future Contract Years (as MEMC has provided for Contract Year 3 in Section 1.3(c) above), pursuant to the procedures set forth in Section 1.4 below, including specifically Section 1.4(e). The amount by which the aggregate revenue to MEMC Singapore from actual purchases made by Gintech in any individual Contract Year is less than the Contract Year X Revenue Amount is the “Contract Year X Purchase Shortfall.”

1.4 Yearly Minimum Quantity Amounts for future Contract Years.

(a) Additions to Yearly Minimum Quantity Generally. Assuming that Gintech’s actual Watts purchased in Contract Year X produces a Contract Year X Purchase Shortfall, then the Yearly Minimum Quantity required to be purchased by Gintech (without triggering a right for MEMC Singapore to recover immediately for a Purchase Shortfall after the conclusion of that Contract Year pursuant to Section 2.2(d) of the Agreement) in any particular future Contract Year shall be equal to at least (i) the Yearly Minimum Quantity for such Contract Year; plus (ii) the quantity of Watts equal to the amount of the Contract Year 3 Purchase Shortfall required to be purchased in that Contract Year as described in Section 1.3(c) above, if any; plus (iii) the quantity of Watts equal to the amount of the Contract Year X Purchase Shortfall required to be purchased in that Contract Year as described in Section 1.3(d) above and as calculated in Section 1.4(b) below, if any; plus (iv) the quantity of Watts equal to the Demand Limitation Rollover Amount rolled over into the next succeeding Contract Year pursuant to Section 1.4(e)(iii) hereof; provided, however, that Gintech’s actual purchases in any Contract Year shall not be less than *** (***) of Gintech’s demand for such Contract Year (such demand shall be calculated exclusive of any tolling that Gintech may do for third parties), unless Gintech has already made up all outstanding Contract Year X Purchase Shortfalls prior to or during such Contract Year; and provided, further that if Gintech’s actual purchases in any Contract Year are less than *** (***) of Gintech’s demand for such Contract Year (again, unless Gintech has already made up all outstanding Contract Year X Purchase Shortfalls prior to or during such Contract Year), then the deferral by MEMC Singapore of its right to collect immediately for any Purchase Shortfalls shall lapse, and all such deferred Purchase Shortfalls shall be due and payable immediately.

(b) Additions to Yearly Minimum Quantities for Contract Year 4 through Contract Year 11 Mechanics. For any Contract Year in which Gintech’s actual purchases and the provisions of Section 1.3(d) above and the provisions of Section 1.4(a) above would produce a Contract Year X Purchase Shortfall, then the Parties agree that *** (***) of the amount of such Contract Year X Purchase Shortfall shall be added to the Yearly Minimum Quantity for each of the next *** (***) Contract Years (as is required by Section 1.4(a)(iii) above). By way of example only, the Parties have set forth on Attachment B-4 to this Fourth Amendment a revised table that includes the Yearly Minimum Quantities for each future Contract Year, based on the provisions of Section 1.3 (deferrals related to Purchase Shortfalls) and Section 1.4 hereof (Demand Limitation Rollover Amounts), assuming that the price per Watt for Q4 2009 is the price per Watt for each future Contract Year, and showing how such amounts will be rolled forward into future Contract Years if Gintech is in compliance with all of the requirements for such deferrals set forth in Section 1.3 and Section 1.4 hereof. The actual Yearly Minimum Quantities will be higher or lower based on the actual prices per Watt in future Contract Years, as is required by Section 1.4(d) below.

(c) Contract Year 11. The Parties hereto understand that the deferral and roll-forward provisions of Section 1.3 and Section 1.4 hereof could produce a Yearly Minimum Quantity amount in Contract Year 11 that is greater than the *** (***) of Gintech’s demand limitation of Section 1.4(a) above. In such event, the Parties hereby agree that such amounts will be similarly rolled forward into future years, and that the Agreement will be automatically extended for such number of years until Gintech has purchased all of its required Yearly Minimum Quantities (the Parties acknowledge that after Contract Year 11, there will only be “make-up” quantities from Section 1.4(a)(iii) above, if any, left to purchase after Contract Year 11). For the avoidance of doubt, the Parties hereby agree that once Gintech’s actual purchases have reached the aggregate revenue commitment from Gintech to MEMC Singapore during the life of the Agreement (as the Agreement may be extended pursuant to this Section 1.4(c)), the payment to MEMC Singapore of any Purchase Shortfalls in accordance with Section 2.2(d) and Section 3.1 of the Agreement will be eliminated by MEMC Singapore.

(d) Consequence of Further Price Reductions or Increases. If the Parties subsequently reduce pricing for all or a portion of any future Contract Year, then the Yearly Minimum Quantities for such future Contract Years will increase by a corresponding amount (all with the purpose of maintaining the same aggregate revenue commitment from Gintech to MEMC Singapore for such Contract Year and/or the life of the Agreement (as the Agreement may be extended pursuant to Section 1.4(c) hereof)), and the quantity of Watts equal to the additional incremental Contract Year X Purchase Shortfall amount will be added to this revised Yearly Minimum Quantity for each such Contract Year. The pricing for any such Wafers would be at the then prevailing price per

Watt under the Agreement or any Amendments thereto. Similarly, if pricing is increased for all or a portion of any future Contract Year, then the Yearly Minimum Quantities for such future Contract Years will decrease by a corresponding amount.

(e) Contract Year X Purchase Shortfalls – Possible Deferrals. Gintech agrees and acknowledges that any Contract Year X Purchase Shortfalls would be due and payable to MEMC Singapore in accordance with the provisions of Section 2.2(d) and Section 3.1 of the Agreement. The Parties now hereby agree in this Fourth Amendment that the payment to MEMC Singapore of the Contract Year X Purchase Shortfall in accordance with the timetable set forth in Section 2.2(d) and Section 3.1 of the Agreement may nonetheless be deferred by Gintech if all of the following conditions are met:

(i) Notwithstanding any other provision of this Fourth Amendment, Gintech and MEMC Singapore shall agree, at least thirty (30) days before the start of each Contract Year X, on the minimum quantities of Watts to be purchased by Gintech from MEMC Singapore in each calendar quarter of the upcoming Contract Year X (and these minimum quantities of Watts for Contract Year X will be based on the provisions and limits of Section 1.3 and Section 1.4 hereof); and

(ii) Notwithstanding any other provision of this Fourth Amendment, Gintech agrees that the quantities of Watts actually purchased and paid for by Gintech from MEMC Singapore in any particular calendar quarter of any future Contract Year X shall be no less than *** (***) of Gintech’s quarterly demand (such demand shall be calculated exclusive of any tolling that Gintech may do for third parties in the quarter), unless the Parties mutually agree to a lesser demand for one or more calendar quarter pursuant to Section 1.4(e)(i) above, which lesser demand would need be made up by Gintech in a subsequent calendar quarter within Contract Year X; and

(iii) Notwithstanding any other provision of this Fourth Amendment, Gintech agrees that the aggregate quantity of Watts actually purchased and paid for by Gintech from MEMC Singapore in any Contract Year X shall be equal to at least the lesser of (A) *** (***) of Gintech’s demand for that Contract Year (and the Parties agree that such demand shall be calculated exclusive of any tolling that Gintech may do for third parties) and (B) the Yearly Minimum Quantity required by Section 1.4(a); provided, however, that for any Contract Year X where *** (***) of Gintech’s demand for that Contract Year X is less than the Yearly Minimum Quantity for that Contract Year X required by Section 1.4(a), then the amount of the excess of such Yearly Minimum Quantity will “roll over”, in full, into the immediately following Contract Year (such amount, the “Demand Limitation Rollover Amount”); and

(iv) Notwithstanding any other provision of this Fourth Amendment, including specifically the Yearly Minimum Quantity required by Section 1.4(a), Gintech agrees that its actual demand for Watts to be purchased and paid for by Gintech from MEMC Singapore for Contract Year X shall be equal to or greater than *** (***) of its demand, as such demand is currently set forth on Attachment B-4 to this Fourth Amendment; and

(v) If, as of any such particular future date, Gintech is current in all payments due to MEMC Singapore, in accordance with the terms of Section 2.7 of the Agreement; and

(vi) If, by no later than the required dates set forth in the Agreement, Gintech has provided the required Loan/Security Deposit Amount and Letter of Credit Amount (and Letter of Credit) for Contract Year X to MEMC Singapore (as the same may be agreed by the Parties in the future, including pursuant to the provisions of Section 1.6 below).

1.5 Future Contract Year Pricing. Gintech has requested that MEMC Singapore amend the Agreement now to replace the agreed-upon pricing per Watt for each future Contract Year in the Agreement and the First Amendment with a fluctuating quarterly pricing mechanism. Given MEMC Singapore’s expenditures on capacity expansion predicated on the ten year take-or-pay Agreement and related commitment from Gintech, MEMC Singapore cannot agree to such a blanket price change request. However, MEMC Singapore is willing to provide Gintech with a quarterly “market” price, on a per Watt basis, which market price shall be determined only on a quarter-by-quarter basis (unless the Parties otherwise specifically agree to a longer time period) if, and only if, all of the following conditions are met at any particular future date:

(a) If, as of any such particular future date during any future Contract Year, Gintech is current in all payments due to MEMC Singapore, in accordance with the terms of Section 2.7 of the Agreement; and

(b) If, as of any such particular future date during any future Contract Year, Gintech has provided, by no later than the required dates set forth in the Agreement, the required Loan/Security Deposit Amount and Letter of Credit Amount (and Letter of Credit) for each such Contract Year to MEMC Singapore (as the same may be agreed by the Parties in the future pursuant to the provisions of Section 1.6 below); and

(c) If, as of any such particular future date during any future Contract Year, Gintech has actually purchased the required minimum quantity of Watts required to be purchased as of such date pursuant to the provisions of Section 1.4(a) (including that any previously agreed quarterly linear demand schedules mutually agreed by the Parties or required by Section 1.4(e)(i) and Section 1.4(e)(ii) had been complied with by Gintech); and

(d) If, as of any such particular future date during any future Contract Year, Gintech has not (i) become insolvent, (ii) made a general assignment for the benefit of creditors, (iii) suffered or permitted the appointment of a receiver for its business or assets, (iv) become subject as the debtor to any proceeding under any bankruptcy or insolvency Law, whether domestic or foreign, and such proceeding has not been dismissed with prejudice within sixty (60) days after filing, or (v) commenced liquidation or dissolution proceedings, voluntarily or otherwise.

If all of the foregoing conditions are met at any particular future date during any future Contract Year, then MEMC Singapore agrees that it will determine a competitive price per Watt for the next succeeding calendar quarter (unless the Parties otherwise specifically agree to a longer time period, or shorter time period (such as the next succeeding calendar month), if market conditions, in MEMC’s reasonable discretion, would require a shorter time period or faster potential price adjustment), and provide Gintech with such competitively determined price. Gintech acknowledges that (x) such competitive price per Watt will be a price that reflects the stability of supply and quality of MEMC Singapore-supplied Wafers, and will not be merely a “matching” of the lowest spot price available in the market; (y) any lowering of the price per Watt in a future Contract Year will require a corresponding increase in Gintech’s Yearly Minimum Quantity commitment based on the principles set forth in Section 1.3 and Section 1.4 above; and (z) prices per Watt under this Section 1.5 could also rise from quarter to quarter as well (which would then dictate a corresponding decrease in Gintech’s Yearly Minimum Quantity commitment based on the principles set forth in Section 1.3 and Section 1.4 above).

1.6 Calculation of revised Loan/Security Deposit Amounts and Letter of Credit Amounts. Notwithstanding the Letter of Credit Amount rows for future Contract Years set forth on Attachment C to the Agreement (as revised on Attachment B-1 to the First Amendment), the Parties now agree to revise the Loan/Security Deposit Amount and the Letter of Credit Amount for each future Contract Year based upon the pricing and quantities agreed to by the Parties in accordance with all of the provisions of Section 1.3 and Section 1.4 by using the same formula set forth in Section 3.1(c) of the Agreement on a Contract Year-by-Contract Year basis, at least sixty (60) days before commencement of each such future Contract Year; provided, however, that the Parties agree that for calendar 2009 through calendar 2011, MEMC Singapore shall maintain and hold the amounts of the Loan/Security Deposit and Letter of Credit held by MEMC Singapore as of the date hereof as security. Furthermore, notwithstanding anything in the Agreement or First Amendment to the contrary, unless the Parties otherwise agree in the future, the Parties agree that after the date hereof, for the life of the Agreement (as it may be extended pursuant to Section 1.4(c) hereof), MEMC Singapore and Gintech will not be required to increase or decrease the Loan/Security Deposit Amount each Contract Year, and no payments back and forth each Contract Year per Section 3.1(a) and Section 3.1(b) will be made by either Party. The Parties also agree that per Section 3.1 of the Agreement, the aggregate Retained Loan/Security Deposit Amount of *** shall be retained in full by MEMC Singapore at the conclusion of the last Contract Year, with the balance being returned to Gintech, unless the provisions of the Agreement and any amendment thereto would otherwise permit MEMC Singapore to retain more of the Loan/Security Deposit than such amount. By way of example, the Parties have set forth on Attachment B-4 to this Fourth Amendment a revised table that includes the current Loan/Security Deposit Amounts and Letter of Credit Amounts assuming that the price per Watt for Q4 2009 is the price per Watt for each future Contract Year.

1.7 Right to Have Gintech Toll Cells.

(a) Subject to Gintech’s production capacity, Gintech agrees to convert (or “toll manufacture”) wafers into cells for designated third parties of MEMC Singapore (a “Designated Third Party”) at the cost to convert set forth on Attachment B-4 to this Fourth Amendment. The Parties agree to work together to reduce this cost to convert over the life of the Agreement, and the Parties will amend Attachment B-4 accordingly as these reductions occur.

(b) This tolling charge (or cost to convert) charged to the Designated Third Party will be the most favorable price (lowest price) charged by Gintech to any of its customers on substantially the same supply terms and conditions, and in any event shall not exceed the maximum cost set forth on Attachment B-4. MEMC Singapore shall have the right, on behalf of the Designated Third Party, to audit Gintech’s books and records, upon reasonable prior notice to Gintech, to ensure compliance with this Section 1.7(b).

(c) In the event that the Designated Third Party desires to have Gintech toll cells, the Designated Third Party shall convey such request and its wafer delivery plan in writing to Gintech by a date no less than twenty five (25) Business Days before MEMC Singapore or the Designated Third Party delivers the wafers to Gintech. Gintech shall provide the Designated Third Party with a workable cell delivery plan for cells manufactured with such wafers no later than ten (10) Business Days after receipt of such wafer delivery plan. Gintech reserves the right to refuse or delay the acceptance of such request due to production capacity constraints, and if Gintech does so refuse or delay such acceptance, Gintech will communicate such refusal or delay no later than five (5) Business Days after receipt of such request and wafer delivery plan. In the event Gintech accepts the request, Gintech shall manufacture such cells and deliver them to the Designated Third Party in accordance with said cell delivery plan, but in any event no later than thirty (30) Business Days after receipt of the wafer delivery plan. Payment for such cell purchases shall be thirty (30) days after receipt of the invoice for delivered product by the Designated Third Party.

1.8 Section 2.14 – Continuous Improvement. Pursuant to Section 2.14 of the Agreement, the Parties agreed to work together on continuous improvement efforts to Wafers and Wafer specifications. In order to allow MEMC Singapore to offer the Wafer price reduction offered by this Fourth Amendment, the Parties have now agreed to cooperate with each other to reach a *** Wafer thickness as soon as reasonably practicable.

1.9 Board Observer. In light of MEMC Singapore’s existing investment in Gintech, and any potential future investment in Gintech, Gintech shall invite an individual appointed by MEMC to attend the Board meeting of Gintech (the “Gintech Board Observer”); provided that the Gintech Board Observer will not have voting rights toward the matters discussed at any such Board meeting and MEMC and MEMC Singapore shall keep any information obtained and any decisions made at any such Board meeting in strict confidence. MEMC Singapore’s initial Gintech Board Observer shall be as previously communicated to Gintech. MEMC Singapore may change the individual appointed as the Gintech Board Observer from time to time, and Gintech shall reasonably accommodate such changes, should they occur.

1.10 Additional Consideration to be provided by Gintech. Gintech acknowledges that MEMC Singapore has agreed to forego significant economic and other rights by offering the price reduction included in this Fourth Amendment. In exchange for this price reduction, Gintech agrees to use its best efforts to transfer the items set forth on Attachment B-4, Section 1.10, to this Fourth Amendment to MEMC Singapore as soon as practicable, and in any event by no later than thirty (30) days after the date of this Fourth Amendment.

ARTICLE II

MISCELLANEOUS

2.1 No Other Changes. Other than with respect to the Sections of the Agreement specifically enumerated above, this Fourth Amendment does not modify, change or delete any other addendum, term, provision, representation, warranty or covenant (the “Provisions”) relating to or contained in the Agreement or any Attachment, and all such Provisions of the Agreement shall remain in full force and effect.

2.2 No Waiver. By agreeing to this Fourth Amendment, in no way is MEMC Singapore waiving any past actions or inactions by Gintech under the Agreement or any Amendments thereto, or consenting to any future action or inactions by Gintech under the Agreement or any Amendments thereto. The failure of a Party hereto at any time or times to require strict performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Fourth Amendment shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

2.3 Amendment; Entire Agreement. This Fourth Amendment may be amended, modified or supplemented only in writing signed by MEMC Singapore and Gintech. This Fourth Amendment sets forth the entire agreement and understanding of the Parties hereto with respect to the specific amendment(s) to the Agreement contemplated hereby and supersedes any and all prior agreements, arrangements and understandings, both written and oral, among the Parties relating to the subject matter of this Fourth Amendment.

2.4 Applicable Law. This Fourth Amendment shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

2.5 Counterparts; Facsimile Signatures. This Fourth Amendment may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument. This Fourth Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature shall be deemed to have the same effect as if the original signature had been delivered to the other Part(ies). The original signature copy shall be delivered to the other Part(ies) by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Fourth Amendment.

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IN WITNESS WHEREOF, the Parties hereto have caused this Fourth Amendment to be executed and delivered as of the date first above written.

MEMC SINGAPORE PTE. LTD.		GINTECH ENERGY CORPORATION

By:	/s/ Kenneth H. Hannah	By:	/s/ Ellick Liao
	Kenneth H. Hannah		Ellick Liao
	Director and Chief Financial Controller		President

Attachment B-4

Section 1.2
Contract Year	Year 3
(2009)

Yearly Minimum Quantity (MW)*	***
Multi Price ($/Watt) Q1 & Q2 2009	***
Revised Multi Price ($/Watt) Q3 2009	***
Revised Multi Price ($/Watt) Q4 2009	***

*MW	means megawatts.

B-4.1

Section 1.3, Section 1.4 and Section 1.6 – Revised Yearly Minimum Quantities

and Loan/Security Deposit Amounts and Letter of Credit Amounts — Examples.

***

B-4.2

Section 1.7, Right to Have Gintech Toll Cells for the Designated Third Party:

Wafer into Cell Conversion Price
Current Agreed Cost: $***/wafer

Section 1.10, Additional Consideration to be provided by Gintech.

Gintech agrees to use best efforts to transfer the following items to MEMC Singapore:

•

All of Gintech’s share interests in Eversol (currently 8.362% of Eversol’s equity interests), at Gintech’s cost (NT$163,612,880 million), as soon as practicable after the date of this Fourth Amendment, but in any event by no later than thirty (30) days after the effective date of this Fourth Amendment, all subject to obtaining the required regulatory approvals for such transaction. Gintech will assist MEMC Singapore in obtaining these approvals. MEMC Singapore shall have the right to pay this amount in cash or by set-off against past due amounts due from Gintech, at MEMC Singapore’s sole election. Gintech shall be responsible for paying the broker service charge, securities transaction tax and other necessary expenses arising from such transaction.

B-4.3